UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 13, 2014

Immune Pharmaceuticals Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-51290	52-1841431
(State or Other Juris-	(Commission	(IRS Employer
diction of Incorporation)	File Number)	Identification No.)

Cambridge Innovation Center, One Broadway, 14th Floor, Cambridge, MA		02142
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (914) 606-3500

708 Third Avenue, Suite 210, New York, New York 10017
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Pursuant to an Amendment Agreement, dated August 13, 2014 (the “Amendment Agreement”), all of the holders of Immune Pharmaceuticals Inc.’s (the “Company”) warrants to purchase (i) an aggregate of 1,680,945 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at an original exercise price of $5.10 per share ($4.07 per share, as previously adjusted) (the “$5.10 Warrants”), and (ii) an aggregate of 1,680,945 shares the Company’s Common Stock, at an original exercise price of $4.25 per share ($3.39 per share, as previously adjusted) (the “$4.25 Warrants,” and collectively with the $5.10 Warrants, the “Original Warrants”), issued in a private placement to accredited investors that was consummated on March 14, 2014, agreed to (x) amend and restate the Original Warrants to remove the anti-dilution provisions included in the Original Warrants for subsequent offerings and make certain other changes to re-classify such Warrants as equity and (y) issue to all of the holders of the Original Warrants an aggregate of 224,126 unregistered shares of the Company’s Common Stock (the “Shares”).

In consideration for the consent of the holders of the Original Warrants to amend and restate the Original Warrants (the “Restated Warrants”), the exercise price of the $5.10 Warrants was reduced to $3.50 per share and the exercise price of the $4.25 Warrants was reduced to $3.00 per share. In addition, the Original Warrants will become exercisable for an increased amount of shares of Common Stock to reflect anti-dilution adjustments resulting from the reduction in such exercise prices. Accordingly, the Company will have outstanding Restated Warrants to purchase an aggregate of 2,449,380 shares of the Company’s Common Stock, at an exercise price of $3.50 per share, and an aggregate of 2,381,342 shares of the Company’s Common Stock, at an exercise price of $3.00 per share. The Company will be filing a registration statement covering the resale of the additional shares of Common Stock underlying the Warrants that are issuable pursuant to the anti-dilution adjustments.

Daniel Teper, the Company’s Chief Executive Officer, and David Sidransky, Daniel Kazado and Rene Lerer, members of the Company’s board of directors, were holders of Original Warants and now hold Restated Warrants. Messrs. Teper, Sidransky, Kazado and Lerer received 1,176 Shares, 784 Shares, 392 Shares and 392 Shares, respectively in connection therewith.

The Restated Warrants are to be accounted for as stockholders’ equity. The Company’s unaudited pro forma condensed consolidated balance sheets as of June 30, 2014, giving retroactive effect to the issuance of the Company’s Restated Warrants and the Shares, is being filed herewith as Exhibit 99.1.

The Shares have not been registered under the Securities Act of 1933, as amended, or state securities laws. The Company is relying on the exemption from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof.

The foregoing is a summary of the terms of the Restated Warrants and the Amendment Agreement and does not purport to be complete. The foregoing summary is qualified in its entirety by reference to the full text of the Form of Restated Warrant and the Amendment Agreement, copies of which are filed herewith as Exhibits 4.1 and 10.1, respectively.

Item 3.02 Unregistered Sale of Equity Securities.

The information provided in Item 1.01 is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(b)	Pro Forma Financial Information.

The unaudited pro forma condensed consolidated balance sheets as of June 30, 2014 are filed herewith as Exhibit 99.1.

(d)	Exhibits.

Exhibit Number		Description of Exhibits
	4.1	Form of Restated Warrant.
	10.1	Form of Amendment Agreement.
	99.1	Unaudited Pro Forma Condensed Consolidated Balance Sheets as of June 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNE PHARMACEUTICALS INC.

Dated: August 13, 2014
	By:	/s/ Daniel G. Teper
		Name:	Daniel G. Teper
		Title:	Chief Executive Officer